PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
(TO PROSPECTUS, DATED JULY 31, 2001)            Registration No. 333-65114




                                 ANTENNA TV S.A.
                   Exchange Offer for (euro)150,000,000 of its
                          9 3/4% Senior Notes due 2008



                   ------------------------------------------


     This prospectus supplement amends the terms of the exchange offer contained in the prospectus, dated July 31, 2001. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supercede the information in the prospectus.

     The expiration date of the exchange offer is extended to 5:00 p.m., London time, on September 7, 2001 unless further extended. All references to the expiration date of the exchange offer contained in the prospectus are hereby amended accordingly. All other terms of the exchange offer remain in effect as set forth in the prospectus. As of the close of business on August 31, 2001, Antenna TV S.A. had received tenders pursuant to the exchange offer for approximately (euro)148,649,000 of its 9 3/4% Senior Notes due 2008.




                   -------------------------------------------

           The date of this prospectus supplement is September 4, 2001

                   -------------------------------------------